UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2006

FLORIDA POWER CORPORATION
d/b/a Progress Energy Florida, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-3274	59-0247770
(Commission File Number)	(IRS Employer Identification No.)

100 Central Avenue, St. Petersburg, Florida	33701-3324
(Address of Principal Executive Offices)	(Zip Code)

727-820-5151
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the “Company”) announced today that Jeffrey J. Lyash has been named as the Company's new President and Chief Executive Officer ("CEO"). Mr. Lyash will begin serving in his new role beginning June 1, 2006. Mr. Lyash, age 44, is currently a Senior Vice President of the Company, a role he has held since November 2003. From January 2002 to November 2003, Mr. Lyash was the Vice President of Transmission for Progress Energy, Inc. 's (“Progress Energy”) subsidiary, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. Mr. Lyash joined Progress Energy in 1993 and spent his first eight years with the company at its Brunswick Nuclear Plant in Southport, North Carolina. His last position at the Brunswick plant was as Director of Site Operations.

As a result of his promotion, Mr. Lyash will enter into a new employment agreement with the Company (the "Agreement") which will be consistent with those of other similarly situated officers of Progress Energy, a form of which is attached as Exhibit 99.1 hereto. The terms of Mr. Lyash’s employment will include: (i) a beginning base salary of $340,000; (ii) a target annual incentive award pursuant to the Company's Management Incentive Compensation Plan equal to 55% of base salary; and (iii) long-term incentive awards consisting of restricted stock and performance share grants pursuant to the Company’s 2002 Equity Incentive Plan equal to 67% and 133% of base salary, respectively. The Agreement will remain in effect for three years from the effective date and will include an “evergrow provision” by which the Agreement will be automatically renewed such that the term will always be three years forward on the anniversary of the Agreement’s effective date. The Agreement will provide that the Company may elect not to extend it and must notify Mr. Lyash of such an election at least 60 days prior to the annual anniversary date of the Agreement’s effective date.

The Agreement will provide that, upon termination of employment without cause, Mr. Lyash will be provided his base salary at the then-current rate times 2.99 and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The Agreement will provide that, in the event the Company experiences a change in control, if Mr. Lyash is designated as covered by the Company's Management Change in Control Plan (“MCICP”) and is involuntarily or constructively terminated under the terms of the MCICP, then he will be entitled to the greater of the benefits available in the event of an involuntary termination without cause described above or the benefits to which he is entitled under the MCICP.

If the Company terminates Mr. Lyash’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he will not be entitled to any form of salary continuation or any form of severance benefits. Mr. Lyash will also be entitled to any earned but unpaid salary. The Agreement will provide that if Mr. Lyash terminates his employment voluntarily at any time, he will retain all vested benefits but will not be entitled to any form of salary continuation or any form of severance benefit.

SECTION 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information concerning Mr. Lyash’s promotion to the Company’s President and CEO presented in Item 1.01 above is incorporated by reference into this Item 5.02.

SECTION 9 -Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)  EXHIBITS

99.1 -  Form of Employment Agreement between Progress Energy Florida, Inc. and Jeffrey J. Lyash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION
d/b/a PROGRESS ENERGY FLORIDA, INC.
Registrant

By:	/s/ Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: March 21, 2006